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Exhibit 10.9


                             DISTRIBUTION AGREEMENT

                                     between

                  SINGLE SOURCE FINANCIAL SERVICES CORPORATION

                                       and

                   SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

                          dated as of October 27, 2003









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                        BUSINESS SEPARATION TRANSACTIONS
                        --------------------------------


         THIS DISTRIBUTION AGREEMENT is made and entered into as of the 27th day of October, 2003 by and between SINGLE SOURCE FINANCIAL SERVICES CORPORATION, a New York corporation ("PARENT") and SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC., a Nevada corporation ("SPIN COMPANY"). PARENT and SPIN COMPANY will each be referred to as a "Party" and together as the "Parties."

                                    RECITALS

         WHEREAS, the Board of Directors of Parent has deemed it appropriate and advisable, to:

         (a) separate and divide the existing businesses of Parent so that the Spin Company Business shall be owned directly and indirectly by Spin Company, and

         (b) distribute, following such separation and division, as a dividend to the holders of shares of Common Stock of Parent as of the Distribution Record Date (the "PARENT COMMON STOCK") all of the outstanding shares of common stock of Spin Company (the "SPIN COMPANY COMMON STOCK");

         WHEREAS, Parent and Spin Company have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and distribution and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distributions.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. GENERAL. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined).

         (a) "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

         (b) "AFFILIATE" means, when used with respect to specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         (c) "AGENT" means The Lebrecht Group, APLC, or such other trust company or bank designated by Parent, who shall act as agent for holders of Parent Common Stock in connection with the Distribution.

         (d) "AGREEMENT" means this Distribution Agreement by and between Parent and Spin Company, including any amendments hereto and each Schedule and Exhibit attached hereto.

         (e) "ANCILLARY AGREEMENTS" means those agreements listed on EXHIBIT A attached hereto.

         (f) "BOOKS AND RECORDS" means all books, records, manuals, agreements and other materials (in any form or medium), including without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.


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         (g) "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

         (h) "COMMISSION" means the United States Securities and Exchange Commission.

         (i) "CONSENTS" has the meaning ascribed to such term in SECTION 2.07 hereof.

         (j) "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means, collectively, the various written agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or to otherwise effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

         (k) "CORPORATE RESTRUCTURING TRANSACTIONS" means, collectively, (a) each of the distributions, transfers, conveyances, contributions, assignments and other transactions described and set forth in EXHIBIT B attached hereto, and
(b) such other distributions, transfers, conveyances, contributions, assignments and othtransactions so long as such other distributions, transfers, conveyances, contributions, assignments and other transactions do not, individually or in the aggregate, adversely affect the Parent Business (other than to a DE MINIMIS extent) that may be required to be accomplished, effected or consummated by Parent, Spin Company or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free transactions under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of Parent so that, except as otherwise expressly set forth in EXHIBIT B hereto:

                  (i) assets, liabilities and business necessary for the continuing operation of the Spin Company Business shall be owned, directly and indirectly, by Spin Company;

                  (ii) the business, assets and liabilities of Parent that remain after the separations and divisions described in clause (i) above, including, without limitation, the assets, liabilities and business necessary for the continuing operation of the Parent Business, are, after giving effect to the Distribution, owned, directly and indirectly, by Parent.

         (l) "DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of shares of Parent Common Stock as of the Distribution Record Date of all of the outstanding Spin Company Common Shares owned by Parent on the basis provided in SECTION 3.02 hereof.

         (m) "DISTRIBUTION DATE" means such date as may hereafter be determined by Parent's Board of Directors as the date on which the Distribution shall be effected.

         (n) "DISTRIBUTION RECORD DATE" means the close of business on the date determined by the Board of Directors of Parent for the purpose of determining the holders of record of Parent Common Stock entitled to participate in the Distribution. In no case will the Distribution Record Date be a date earlier than fifty (50) days prior to the Distribution Date.

         (o) "NYCL" means the New York Business Corporation Law, as amended.

         (p) "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, ET SEQ.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or waste into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or waste or the cleanup or other remediation thereof.

         (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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         (r) "EXCHANGE ACT FILE MATERIAL" means the Registration Statement, as amended at the time it was declared effective under the Exchange Act, the related Information Statement or any amendment or supplement thereto, the related letter of transmittal, any related stockholder communication, any other exhibits to any of the foregoing and any amendment or supplement thereto, in each case including all information incorporated by reference therein.

         (s) "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

         (t) "GOVERNMENTAL AUTHORITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         (u) "INDEMNIFIABLE LOSSES" means, with respect to any Person, any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person either
(a) in investigating, preparing for, defending against or otherwise arising out of or in connection with any Actions, any potential or threatened Actions or any Third Party Claims for which such Person would be entitled to indemnification under ARTICLE VII hereof, or (b) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under ARTICLE VII hereof, in each case whether accrued or incurred on, before or after the date of this Agreement.

         (v) "INDEMNIFYING PARTY" has the meaning ascribed to such term in
SECTION 7.03(A) hereof.

         (w) "INDEMNIFIED PARTY" has the meaning ascribed to such term in
SECTION 7.03(A) hereof.

         (x) "INFORMATION STATEMENT" means the Spin Company Information
Statement.

         (y) "INSURANCE PROCEEDS" means, with respect to any insured party, those monies, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured, which are either:

                  (i) received by an insured from an insurance carrier; or

                  (ii) paid by an insurance carrier on behalf of an insured.

         (z) "LAW" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

         (aa) "LIABILITIES" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several orindividual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including at any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

         (bb) "NASDAQ OTCBB" means the NASDAQ Over-the-Counter-Bulletin Board.

         (cc) "PARENT" means Single Source Financial Services, Inc., a New York corporation.



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         (dd) "PARENT ASSETS" means, collectively, all the rights and assets owned by Parent or any of its Subsidiaries as of the close of business on the Distribution Date other than the Spin Company Assets and the capital stock of Spin Company, including without limitation:

                  (i) the capital stock of the Parent Subsidiaries;

                  (ii) all of the assets included on the Parent Business PRO FORMA BALANCE SHEET that are owned by Parent and its Subsidiaries as of the close of business on the Distribution Date and any other asset acquired by Parent or any of its Subsidiaries from the date of the Parent Business PRO FORMA BALANCE SHEET to the close of business on the Distribution Date that is owned by Parent and its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Parent Business PRO FORMA BALANCE SHEET had it been acquired on or prior to the date of the Parent Business PRO FORMA BALANCE SHEET, determined on the basis consistent with the determination of assets included on the Parent Business PRO FORMA BALANCE SHEET; and

                  (iii) all of the assets and rights expressly allocated to Parent or any of the Subsidiaries under this Agreement or any of the Ancillary Agreements.

         (ee) "PARENT BUSINESS" means the businesses (other than the Spin Company Business) that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

                  (i) Parent, the Parent Subsidiaries or any of the other members of the Parent Group;

                  (ii) any other division, Subsidiary or investment of Parent, or any Parent Subsidiary or any of the other members of the Parent Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in the Spin Company Group immediately after giving effect to the Corporate Restructuring Transactions; and

                  (iii) any business entity acquired or established by or for Parent or any of the Parent Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Parent Subsidiary or an asset of Parent on the Parent Business PRO FORMA BALANCE SHEET had it been acquired or established on or prior to the date of the Parent Business PRO FORMA BALANCE SHEET, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Parent Business PRO FORMA BALANCE SHEET.

         (ff) "PARENT BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma Consolidated Balance Sheet for Parent and the Parent Subsidiaries as of October 31, 2003 which will be attached hereto as EXHIBIT C upon their completion, but in no event later than February 28, 2004.

         (gg) "PARENT COMMON STOCK" has the meaning ascribed to such term in the RECITALS to this Agreement.

         (hh) "PARENT CORPORATE RECORDS" has the meaning ascribed to such term in SECTION 6.01(A) hereof.

         (ii) "PARENT GROUP" means Parent, the Parent Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Parent or any of the Parent Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distribution.

         (jj) "PARENT HOLDERS" means the holders of record of Parent Common Stock as of the Distribution Record Date.

         (kk) "PARENT INDEMNIFIED PARTIES" means:

                  (i) Parent, the Parent Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                  (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         (ll) "PARENT LIABILITIES" means, collectively, all of the Liabilities of Parent and the Parent Subsidiaries and each of the other members of the Parent Group remaining after giving effect to the Corporate Restructuring Transactions and the Distribution, including without limitation:

                  (i) all of the Liabilities included on the Parent Business PRO FORMA BALANCE SHEET that remain outstanding as of the close of business on the Distribution Date;
                  (ii) all Liabilities that are incurred or that otherwise accrue or are accrued at any time on, prior to or after the date of the Parent Business PRO FORMA BALANCE SHEET and that arise or arose out of, or in connection with, the Parent Assets or the Parent Business, determined on a basis consistent with the determination of Liabilities of Parent included on the Parent Business PRO FORMA BALANCE SHEET;

                  (iii) all of the Liabilities of Parent, the Parent Subsidiaries or any of the other members of the Parent Group or to be retained or assumed by Parent, any Parent Subsidiary or any other members of the Parent Group pursuant to the Corporate Restructuring Transactions, this Agreement or any of the Ancillary Agreements;

                  (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on, or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Parent Business;

                  (v) all other Liabilities of the Parent, the Parent Subsidiariany of the other members of the Parent Group (that do not constitute Spin Company Liabilities), which other Liabilities of Parent, the Parent Subsidiaries or any of the other members of the Parent Group shall include, without limitation, any and all Liabilities arising out of or relating to any Action or Third Party Claim by any Governmental Authority or any other Person that is based on any alleged breach of fiduciary duty by the Board of Directors of Parent or any member thereof, or any Parent stockholder derivative suit or other similar Actions;

                  (vi) Spin Company Securities Liabilities;

                  (vii) Securities Liabilities arising out of events occurring prior to the Distribution Date, and Securities Liabilities arising out of events occurring after the Distribution Date and relating to the Parent.

         (mm) "PARENT RECORDS" has the meaning ascribed to such term in SECTION 6.01(B) hereof.

         (nn) "PARENT SUBSIDIARIES" means the Subsidiaries of Parent set forth in EXHIBIT D hereto and all other Subsidiaries of Parent other than Spin Company or its Subsidiaries.

         (oo) "PARENT TRADEMARKS AND TRADE NAMES" means all trademarks, service marks, and trade names containing "SINGLE SOURCE FINANCIAL SERVICES" or variations thereof, along with their respective applications and registrations wherever used or registered.

         (pp) "PERSON" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

         (qq) "PRIOR SPIN COMPANY BUSINESSES" means, collectively, all divisions, Subsidiaries, other business entities or investments of Parent (or one of its Subsidiaries) that, at any time prior to the date of the Spin Company Business PRO FORMA BALANCE SHEET, were included in the Spin Company segments for purposes of segment reporting in any of Parent's Annual Reports on Form 10-KSB, and were sold, transferred, otherwise disposed of or discontinued prior to such date.

         (rr) "PRIVILEGE" has the meaning ascribed to such term in SECTION 6.07(A) hereof.

         (ss) "PRIVILEGED INFORMATION" has the meaning ascribed to such term in
SECTION 6.07(a) hereof.

         (tt) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (uu) "SECURITIES LIABILITIES" means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action or any Third Party Claim (or potential or threatened Third Party Claim) by any Governmental Authority or any other person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or similar Law.

         (vv) "SPIN COMPANY" means Single Source Electronic Transactions, Inc., a Nevada corporation, the Spin Company Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of any of Spin Company or any of the Spin Company Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

         (ww) "SPIN COMPANY ASSETS" means, collectively, all of the following rights and assets that are owned by Parent and or any of its Subsidiaries as of the close of business on the Distribution Date:

                  (i) the capital stock of the Spin Company Subsidiaries;

                  (ii) all of the assets included on the Spin Company Business PRO FORMA BALANCE SHEET that are owned by Parent or any of its Subsidiaries as of the close of business on the Distribution Date;

                  (iii) all of the assets and rights expressly allocated to Spin Company or any of the Spin Company Subsidiaries under this Agreement or any of the Ancillary Agreements; and

                  (iv) any other asset acquired by Parent or any of its Subsidiaries from the date of the Spin Company Business PRO FORMA BALANCE SHEET to the close of business on the Distribution Date that is owned by Parent or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the Spin Company Business PRO FORMA BALANCE SHEET had it been acquired on or prior to the date of the Spin Company Business PRO FORMA BALANCE SHEET, determined on a basis consistent with the determination of the assets included on the Spin Company Business PRO FORMA BALANCE SHEET.

         (xx) "SPIN COMPANY BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are conducted by:

                  (i) the Spin Company and its Subsidiaries or any of the other members of the Spin Group; and

                  (ii) any business entity acquired or established by or for Parent or the Spin Company or any of its Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Spin Company on the Spin Company Business PRO FORMA BALANCE SHEET had it been acquired or established on or prior to the date of the Spin Company Business PRO FORMA BALANCE SHEET, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Spin Company Business PRO FORMA BALANCE SHEET.

         (yy) "SPIN COMPANY PRO FORMA BALANCE SHEET" means the PRO FORMA Consolidated Balance Sheet for Spin Company and the Spin Company Subsidiaries which will be attached hereto as EXHIBIT E upon their completion, but in no event later than February 28, 2004.

         (zz) "SPIN COMPANY COMMON SHARES" means the shares of Spin Company Common Stock owned by Parent after giving effect to the stock dividend provided for in SECTION 2.02 hereof.

         (aaa) "SPIN COMPANY COMMON STOCK" has the meaning ascribed to such term in the RECITALS to this Agreement.

         (bbb) "SPIN COMPANY GROUP" means Spin Company, the Spin Company Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Spin Company or any of the Spin Company Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

         (ccc) "SPIN COMPANY INDEMNIFIED PARTIES" means:

                  (i) Spin Company and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and Distribution; and

                  (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

         (ddd) "SPIN COMPANY INFORMATION STATEMENT" means the Information Statement or Registration Statement relating to the Spin Company and the transactions contemplated hereby to be distributed to holders of Parent Common Stock pursuant to the terms of this Agreement.

         (eee) "SPIN COMPANY LIABILITIES" means, collectively, all of the Liabilities of Spin Company, the Spin Company Subsidiaries and each of the other members of the Spin Company Group after giving effect to the Corporate Restructuring Transactions, the Distribution and the transactions contemplated under the Debt and Cash Allocation Agreement, including, without limitation:

                  (i) all of the Liabilities included on the Spin Company Business PRO FORMA BALANCE SHEET that remain outstanding as of the close of business on the Distribution Date;

                  (ii) all other Liabilities included on the Spin Company Business PRO FORMA BALANCE SHEET and that arise or arose out of, or in connection with, the Spin Company Assets, the Spin Company Business or the Prior Spin Company Businesses, determined on a basis consistent with the determination of Liabilities of Spin Company on the Spin Company Business PRO FORMA BALANCE SHEET;

                  (iii) all of the Liabilities of Spin Company, the Spin Company Subsidiaries or any of the other members of the Spin Company Group under, or to be retained or assumed by Spin Company, any Spin Company Subsidiary or any of the other members of the Spin Company Group pursuant to, this Agreement or any of the Ancillary Agreements;

                  (iv) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on, or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Spin Company Business; and

                  (v) Securities Liabilities arising out of events occurring after the Distribution Date and relating to the Spin Company.

         (fff) "SPIN COMPANY RECORDS" has the meaning ascribed to such term in
SECTION 6.01(A) hereof.

         (ggg) "SPIN COMPANY REGISTRATION STATEMENT" or "REGISTRATION STATEMENT" means the Registration Statement on Form 10 to be filed with the Commission pursuant to the requirements of Section 12 of the Exchange Act and the rules and regulations thereunder in order to register the Spin Company Common Stock under
Section 12(b) of the Exchange Act.

         (hhh) "SPIN COMPANY SECURITIES LIABILITIES" means any and all Securities Liabilities arising out of, or in connection with, or relating in whole or in part to any of the following: (i) the Spin Company Registration Statement; (ii) the Spin Company Information Statement; (iii) any of the information, data (financial or otherwise) or disclosures in (or any alleged failure to set forth certain information, data or disclosures in) the Spin Company Registration Statement or Spin Company Information Statement irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., verbally, in writing, etc.), such information, data, disclosures, discussion or section were provided.x

         (iii) "SPIN COMPANY SUBSIDIARIES" means the Subsidiaries listed in EXHIBIT F hereto.

         (jjj) "SUBSIDIARY" means, with respect to any Person:

                  (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

                  (ii) any noncorporate entity in which such Person or such Person and one or more Subsidiaries of such person either (a) directly or indirectly, as of the date of determination thereof, has at least a majority ownership interest, or (b) as of the date of determination is a general partner or an entity performing similar functions (e.g., manager of a Limited Liability Company or a trustee of a trust).

         (kkk) "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, AD VALOREM, stamp, excise, occupation, services, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar Tax (including any fee, assessment or other charge in the nature of or in lieu of any Tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to Tax or additional amounts in respect of the foregoing.

         (lll) "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of SECTION 8.11 of this Agreement.

         (mmm) "THIRD PARTY CLAIM" has the meaning as defined in SECTION 7.04(A) hereof.

         SECTION 1.02. REFERENCES. References to an "EXHIBIT" or to a "SCHEDULE" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "SECTION" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II

                         PRE-DISTRIBUTION TRANSACTIONS;
                                CERTAIN COVENANTS

         SECTION 2.01. CORPORATE RESTRUCTURING TRANSACTIONS. On or prior to the Distribution Date and otherwise in accordance with the terms and provisions set forth in EXHIBIT B hereto, Parent and Spin Company shall, and shall cause each of their respective Subsidiaries to, as applicable, take such actions as are necessary to cause, effect and consummate the Corporate Restructuring Transactions. Parent and Spin Company hereby agree that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated; provided such modification, supplement or elimination (a) is necessary or appropriate to divide the existing businesses of Parent so that the Spin Company Business shall be owned, directly and indirectly, by Spin Company, and (b) does not, individually or in the aggregate, adversely affect the Parent Business (other than to a DE MINIMIS extent).

         SECTION 2.02. PRE-DISTRIBUTION STOCK DIVIDENDS TO PARENT. On or prior to the Distribution Date, Spin Company shall issue to Parent, as a stock dividend, the number of shares of Spin Company Common Stock as is required to effect the Distribution. Parent shall not be required to cancel any share certificates currently held by it representing Spin Company Common Stock.

         SECTION 2.03. CHARTER AND BYLAWS OF SPIN COMPANY. On or prior to the Distribution Date, Parent and Spin Company shall take all necessary actions so that, as of the Distribution Date, the Restated Certificate of Incorporation and Bylaws of Spin Company will be sufficient to complete the Distribution.

         SECTION 2.04. ELECTION OF DIRECTORS OF SPIN COMPANY. On or prior to the Distribution Date, Parent, as the sole stockholder of Spin Company, shall take all necessary action so that as of the Distribution Date the directors of the Spin Company will be as set forth in the Spin Company Information Statement.

         SECTION 2.05.  TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND PERMITS.

         (a) LICENSES AND PERMITS RELATING TO THE SPIN COMPANY BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, Parent shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Spin Company Group (as directed by Spin Company) all transferable licenses, permits and authorizations issued by any Governmental Authority that relate to the Spin Company Business but which are held in the name of any member of the Parent Group, or any of their respective employees, officers, directors, stockholders or agents.

         (b) LICENSES AND PERMITS RELATING TO THE PARENT BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, Spin Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Parent Group (as directed by Parent) all transferable licenses, permits and authorizations issued by any Governmental Authority that relate to the Parent Business but which are held in the name of any member of the Spin Company Group, or any of their respective employees, officers, directors, stockholders or agents.

         SECTION 2.06.  TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.

         (a) TRANSFER AND ASSIGNMENT OF PARENT BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to limitations set forth in this SECTION 2.06, Spin Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), assign, transfer and convey to Parent (or such other member of the Parent Group as Parent shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Parent Business or any member of the Parent Group.

         (b) TRANSFER AND ASSIGNMENT OF SPIN COMPANY BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, Parent shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), assign, transfer and convey to Spin Company (or such other member of the Spin Company Group as Spin Company shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Spin Company Business or any member of the Spin Company Group.

         (c) JOINT AGREEMENTS. Subject to the provisions of SECTION 2.06(E) below, any agreement to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of both the Parent Business and the Spin Company Business shall be assigned in part, at the expense and risk of the assignee, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, so that each party (or such member of such party's Group) shall be entitled to the rights and benefits inuring to its business under such agreement.

         (d) OBLIGATIONS OF ASSIGNEES. The assignee of any agreement assigned, in whole or in part, hereunder (an "ASSIGNEE") shall, as a condition to such assignment, assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment under SECTION 2.06(C) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution. Furthermore, the Assignee shall use its commercially reasonable efforts to cause the assignor of such agreement to be released from its obligations under the assigned agreements.

         (e) NO ASSIGNMENT OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof until such consent is obtained. If an attempted assignment there, would be ineffective or would adversely affect the rights of any party hereto so that the Assignee would not, in fact, receive all such rights, the parties hereto will cooperate with each other to effect any arrangement designed reasonably to provide for the Assignee the benefits of; and to permit the Assignee to assume liabilities under, any such agreement.

         SECTION 2.07. CONSENTS. The parties hereto shall use their reasonable efforts to obtain any third-party consents or approvals that are required to consummate the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated herein (the "CONSENTS").

         SECTION 2.08. OTHER TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distribution), Parent and Spin Company shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distribution that are contemplated by the Spin Company Information Statement and not specifically referred to in SECTIONS
2.01 through 2.07 above, subject, however, to the limitations set forth in SUBPARAGRAPH (b) of SECTION 2.01 above.

         SECTION 2.09. ELECTION OF OFFICERS. On or prior to the Distribution Date, Parent and Spin Company shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of the Spin Company will be as set forth in the Spin Company Information Statement.

         SECTION 2.10. PREPARATION AND FILING OF SPIN COMPANY REGISTRATION STATEMENT. Parent and Spin Company shall prepare or cause to be prepared, at Spin Company's sole expense, and Spin Company shall file or cause to be filed with the Commission, the Spin Company Registration Statement. The Spin Company Registration Statement shall include or incorporate by reference the Spin Company Information Statement setting forth appropriate disclosure concerning Parent, Spin Company, the Distribution and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Parent and Spin Company shall take all such actions as may be reasonably necessary or appropriate in order to cause the Spin Company Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

         SECTION 2.11. STATE SECURITIES LAWS. Prior to the Distribution Date, Parent and Spin Company shall take all such action as may be necessary or appropriate, at Spin Company's sole expense, under the securities or Blue Sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

         SECTION 2.12. LISTING APPLICATION. Prior to the Distribution Date, Parent and Spin Company shall prepare and file with NASDAQ listing applications and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NASDAQ OTCBB to list on or prior to the Distribution Date, subject to official notice of issuance, the Spin Company Common Shares.

         SECTION 2.13.  CERTAIN FINANCIAL AND OTHER ARRANGEMENTS.

         (a) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN SPIN COMPANY GROUP AND PARENT GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Spin Company Group and any member of the Parent Group shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Parent and Spin Company.

         (b) OPERATIONS IN ORDINARY COURSE. Except as otherwise provided in this Agreement or any Ancillary Agreement, during the period from the date of this Agreement through the Distribution Date, Parent and Spin Company shall, and shall cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

         SECTION 2.14. DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS. Subject to the provisions of SECTION 2.04 and SECTION 2.09 above:

         (a) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE PARENT GROUP. Parent shall cause all of its directors and all employees of the Parent Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Spin Company Group on which they serve, and from all positions as officers or employees of any member of the Spin Company Group, except as otherwise set forth in the Spin Company Information Statement or mutually agreed to in writing on or prior to the Distribution Date by Parent and Spin Company.

         (b) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE SPIN COMPANY GROUP. Spin Company shall cause all of its directors and all employees of the Spin Company Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Parent Group on which they serve, and from all positions as officers or employees of any member of the Parent Group, except as otherwise set forth in the Spin Company Information Statement or mutually agreed to in writing on or prior to the Distribution Date by Spin Company and Parent.

         SECTION 2.15. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers contemplated by this ARTICLE II shall not have been consummated on or prior to the Distribution Date, the Parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that the Parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this ARTICLE II. In the event that any such transfer of assets or Liabilities has not been consummated, from and after the Distribution Date the Party retaining such asset or Liability (or, as applicable, such other member or members of such Party's Group) shall hold such asset in trust for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) or retain such Liability for the account of the Party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the Party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such Party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each Party hereto (or, if applicable, such other members of such Party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party (or any other member of such Party's Group) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

         SECTION 2.16. ANCILLARY AGREEMENTS. Prior to the Distribution Date, Parent and Spin Company shall enter into, and/or where applicable shall cause such other members of their respective Groups to enter into, (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distribution as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby so long as such agreements do not adversely affect the Parent Business other than to a DE MINIMIS extent.

         SECTION 2.17. TAX SHARING. Each Party shall be responsible for any Taxes owed as a result of each Parties respective business operations during any full or partial year after the Distribution Date. Parent shall be responsible for any Taxes owed as a result of both Parties' business operations through the Distribution Date.

                                   ARTICLE III

                                THE DISTRIBUTION

         SECTION 3.01. PARENT ACTION PRIOR TO THE DISTRIBUTION. Subject to the terms and conditions set forth herein, Parent shall take, or cause to be taken, the following acts or actions in connection with, and to otherwise effect in accordance with the terms of this Agreement, the Distribution.

         (a) DECLARATION OF DISTRIBUTION AND ESTABLISHMENT OF DISTRIBUTION DATE. The Board of Directors of Parent shall, in conjunction with Spin Company's written approval and subject to and in accordance with the applicable rules of the NASDAQ OTCBB and provisions of the NYCL, declare the Distribution and establish the Distribution Record Date, the Distribution Date, the date on which Spin Company Common Shares shall be mailed to the Parent Holders and all appropriate procedures in connection with the Distribution to the extent not provided for herein; provided, however, that no such action shall create any obligation on the part of Parent to effect the Distribution or in any way limit Parent's power of termination as set forth in SECTION 8.11 hereof or alter the consequences of any such termination from those specified in such Section.

         (b) NOTICE TO NASDAQ OTCBB. Parent shall, to the extent possible, give the NASDAQ OTCBB not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

         (c) MAILING OF SPIN COMPANY INFORMATION STATEMENT. Parent shall, as soon as practicable after the Spin Company Registration Statement shall have been declared effective under the Exchange Act, cause the Spin Company Information Statement to be mailed to the Parent Holders.

         SECTION 3.02.  THE DISTRIBUTION.

         (a) DUTIES AND OBLIGATIONS OF PARENT. Subject to the conditions contained herein, on the Distribution Date, but effective immediately following the close of business on the Distribution Date, Parent shall:

                  (i) deliver to the Agent the share certificates representing the Spin Company Common Shares issued to Parent by Spin Company pursuant to
SECTION 2.02 hereof, endorsed by Parent in blank, for the benefit of the Parent Holders; and

                  (ii) instruct the Agent to distribute, as soon as practicable following the consummation of the Distribution, to the Parent Holders.

         (b) DUTIES AND RESPONSIBILITIES OF SPIN COMPANY. Spin Company shall provide, or cause to be provided, to the Agent sufficient certificates representing Spin Company Common Stock in such denominations as the Agent may request in order to effect the Distribution. All shares of Spin Company Common Stock issued pursuant to the Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

         SECTION 3.03.  FRACTIONAL SHARES.

         (a) NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificate or scrip evidencing a fractional share of Spin Company Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a Parent Holder would otherwise be entitled will not entitle such Parent Holder to vote or to any rights of a stockholder of Spin Company. In lieu of any such fractional shares, each Parent Holder who, but for the provisions of this SECTION 3.03, would be entitled to receive a fractional share interest of Spin Company Common Stock pursuant to the Distribution shall be entitled to receive one whole share.

         (b) UNCLAIMED STOCK. Any Spin Company Common Stock and dividends or distributions with respect to Spin Company Common Stock that remain unclaimed by any Parent Holder 180 days after the Distribution Date shall be returned to Parent and any such Parent Holders shall look only to Parent for the Spin Company Common Stock and any such dividends or distributions to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

         (c) BENEFICIAL OWNERS. Solely for purposes of computing fractional share interests pursuant to SECTION 3.03(A), the beneficial owner of shares of Parent Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.

                                   ARTICLE IV

                         CONDITIONS TO THE DISTRIBUTION

         SECTION 4.01. CONDITIONS PRECEDENT TO THE DISTRIBUTION. The obligation of Parent to cause the Distribution to be consummated shall be subject to the fulfillment or waiver, on or prior to the Termination Date, of each of the following conditions:

         (a) EFFECTIVE DATE OF SPIN COMPANY REGISTRATION STATEMENT. The Spin Company Registration Statement shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

         (b) PRE-DISTRIBUTION TRANSACTIONS. Each of the transactions and other matters contemplated by ARTICLE II and SECTION 3.01 hereof (including, without limitation, each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) shall have been fully effected, consummated and accomplished.

         (c) COVENANTS. The covenants contained in ARTICLE V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

         (d) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution or any transaction contemplated by this Agreement, it being understood that the Parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly possible.

         (e) CONSENTS. Parent, Spin Company and the other members of their respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of Parent, have a material adverse effect on the Parent Group or the Spin Company Group, each taken as a whole, and such Consents shall be in full force and effect.

         SECTION 4.02. NO CONSTRAINT. Notwithstanding the provisions of SECTION
4.01 above, the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not stop Parent from effecting the Distribution unless it is deemed to be illegal or the transaction is rejected by the Commission.

         SECTION 4.03. DEFERRAL OF DISTRIBUTION DATE. If after the Distribution Date has been established by the Board of Directors of Parent all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or Parent does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, Parent shall, by resolution of its Board of Directors defer the Distribution Date to a later date.

         SECTION 4.04. PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE. If the Board of Directors of Parent defers the Distribution Date in accordance with SECTION
4.03 above and public announcement of the prior Distribution Date has theretofore been made, Parent shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of the legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. FURTHER ASSURANCES. Parent and Spin Company shall use all reasonable efforts to:

         (a) take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including without limitation using commercially reasonable efforts to obtain any consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

         (b) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

         SECTION 5.02. PARENT NAME. At a time mutually agreeable to the Parties, Parent shall grant Spin Company all the rights to use the name "Single Source" and all names derived from it, and Parent shall amend its Article of Incorporation to change its name to any name of Parent's choice.

         SECTION 5.03. SUPPLIES AND DOCUMENTS. Until such time as the name of Parent is changed in accordance with SECTION 5.02 above, Spin Company will allow Parent the right to use existing supplies and documents which have imprinted thereon the name "Single Source" to the extent that such supplies and documents were existing in the inventory of Parent.

         SECTION 5.04. ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

         (a) Parent shall, and shall cause each of the other members of the Parent Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Parent Liabilities in accordance with their terms, which determinable, and otherwise as determined in accordance with the practice of the Parties prior to the Distribution;

         (b) Spin Company shall, and shall cause each of the other members of the Spin Company Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Spin Company Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the Parties prior to the Distribution; and

         SECTION 5.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

         (a) GENERAL. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Ancillary Agreements) or otherwise, making any representation or warranty whatsoever, including without limitations, any representation or warranty:

                  (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or

                  (ii) as to the legal sufficiency to convey title to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instrument.

         (b) DISCLAIMER OF MERCHANTABILITY OR FITNESS OF ASSETS. Each Party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Parent Group or the Spin Company Group, pursuant to Corporate Restructuring Transactions and the other terms and provisions of this Agreement or any Ancillary Agreement, and all such assets that are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the Party to which any such assets are transferred hereunder, or which retains assets hereunder, shall prove to be insufficient or that the title of such Party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

         (c) NO REPRESENTATIONS OR WARRANTIES REGARDING CONSENTS. Each of the Parties hereto understands and agrees that no Party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Law. Each of the Parties hereto further agrees and understands that the Party to which any assets are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Law are not complied with.

         (d) COVENANT TO USE REASONABLE EFFORTS TO OBTAIN CONSENTS. Notwithstanding the provisions of SECTION 5.05(C) above, each of the Parties hereto shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) use reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be reasonably required for the consummation of the transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Parent Group and the Spin Company Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

         SECTION 5.06.  REMOVAL OF CERTAIN GUARANTEES.

         (a) REMOVAL OF PARENT GROUP AS GUARANTOR OF SPIN COMPANY AND SPIN COMPANY LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, Parent and Spin Company shall use commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Parent and any other member of the Parent Group removed as a guarantor of, or obligor under or for, any Spin Company Liability.

         (b) REMOVAL OF SPIN COMPANY GROUP AS GUARANTOR OF PARENT LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, Parent and Spin Company shall use commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Spin Company and any other member of the Spin Company Group removed as a guarantor of, or obligor under or for, any Parent Liability.

         SECTION 5.07. PUBLIC ANNOUNCEMENTS. Each Party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distribution and shall not issue any such press release or make any such public statement without the prior consent of each other Party, which shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of any other Party, issue such press release or other similar written public statement as may be required by Law or any listing agreement with a securities exchange to which any Party hereto (or any member of such Party's Group) is a party if it has used all reasonable efforts to consult with such other Party and to obtain such Party's consent but has been unable to do so in a timely manner.

         SECTION 5.08. INTERCOMPANY AGREEMENTS. Effective as of the consummation of the Distribution, Spin Company and Parent shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control) to terminate each and every agreement between it and any member of the other Group other than this Agreement, any of the Ancillary Agreements and any of the license agreements referred to in SECTION 2.06(E) above; provided, however, that such termination shall not have any effect whatsoever of any of its rights and/or obligations that accrued or were incurred prior to the Distribution Date (subject to the terms of SECTION 2.13 above).

         SECTION 5.09. TAX MATTERS. Parent and the Spin Company intend the Distribution to be treated as fax-free distributions under Code Section 355 and each such Party shall use its reasonable efforts to cause the Distribution to so qualify. Neither Parent nor Spin Company shall intentionally take any action that would cause:

         (a) the Distribution to fail to qualify as tax-free distributions under Code Section 355;

         (b) any other transfer described in the Corporate Restructuring Transaction that is intended to qualify as tax- free transfer under Code Section 332, 351, 355, or 368 to fail to so qualify; or

         (c) Parent or any Parent Subsidiary to recognize any gains relating to deferred intercompany transactions or excess loss accounts between or among members of affiliated groups of corporations of which Parent is the common parent.

                                   ARTICLE VI

                              ACCESS TO INFORMATION

         SECTION 6.01. PROVISION, TRANSFER AND DELIVERY OF APPLICABLE SPIN COMPANY RECORDS.

         (a) PROVISIONS, TRANSFER AND DELIVERY OF SPIN COMPANY RECORDS. Each of Parent and Spin Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control
to) arrange, as soon as practicable following the Distribution Date for the transportation (at Spin Company's cost) to Spin Company of the Books and Records in its possession (i) that relate primarily to the Spin Company Business or are necessary to operate the Spin Company Business (collectively, the "SPIN COMPANY RECORDS"), and (ii) that consist of the corporate minutes of the Board of Directors (or committees thereof) of Parent or otherwise relate to the business, administrative and management operations of Parent as the parent holding company of the Parent Business and Spin Company Business (collectively, the "PARENT CORPORATE RECORDS") except to the extent such items are already in the possession of any member of the Spin Company Group. The Spin Company Records and the Parent Corporate Records shall be the property of Spin Company, but shall be available to Parent Company for review and duplication, at its cost, pursuant to the terms of this Agreement.

         (b) PROVISION, TRANSFER AND DELIVERY OF PARENT RECORDS. Spin Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Parent's cost) to Parent of the Books and Records in its possession that relate primarily to tParent Business or are necessary to operate the Parent Business (collectively, the "PARENT RECORDS"), except to the extent such items are already in possession of any member of the Parent Group. The Parent Records shall be the property of Parent, but shall be available to Spin Company for review and duplication, at its cost, pursuant to the terms of this Agreement.

         SECTION 6.02.  ACCESS TO INFORMATION.

         (a) ACCESS TO BOOKS AND RECORDS. Unless otherwise contemplated by
SECTION 6.06 hereof, from and after the Distribution Date, Parent and Spin Company shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such Party and each member of such Party's Group relating to operations prior to the Distribution insofar as such access is reasonably required by the other requesting Party for the conduct of the requesting Party's business (but not for competitive purposes).

         (b) PROVISIONS OF POST-DISTRIBUTION COMMISSION FILINGS. For a period of five years following the Distribution Date, Parent and Spin Company shall (and shall cause each of the other members of its respective group over which it has legal or effective direct or indirect control to) provide to the other, promptly following such time at which such documents are filed with the Commission, all documents (other than documents or portions thereof for which confidential treatment has been granted or a request for confidential treatment is pending) filed by it and by each other member of such party's Group with the Commission pursuant to the Securities Act or periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         SECTION 6.03. REIMBURSEMENT; OTHER MATTERS. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a Party providing Books and Records or access to information to any other Party (or such Party's representatives) under this ARTICLE VI shall be entitled to receive from such other party, upon the presentation of invoices therefore, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

         SECTION 6.04. CONFIDENTIALITY.

         (a) GENERAL RESTRICTION ON DISCLOSURE. Parent and Spin Company shall not (and shall not permit any other member of its respective Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and other representatives and any other member of its respective Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information in its possession, custody or control to the extent such information either

                  (i) relates to the periods up to the Distribution Date,

                  (ii) relates to any Ancillary Agreement, or

                  (iii) is obtained in the course of performing services for the other party to any Ancillary Agreement, and each party hereto shall not (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control not to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financials advisors, bankers and other consultants and advisors, without prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has use reasonable efforts to consult with the other affected party or parties prior too such disclosure.

         (b) COMPELLED DISCLOSURE. To the extent that a Party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such Party agrees to assert such privilege in good faith prior to making such disclosure. Each of the Parties shall consult with the other Party in connection with any such judicial or administrative process, including without limitation, in determining whether any privilege is available, and shall not object to each such relevant Party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion or privilege.

         (c) EXCEPTIONS TO CONFIDENTIAL TREATMENT. Anything herein to the contrary notwithstanding, no Party hereto shall be prohibited from using or permitting the use of, or required to hold in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such Party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such Party, or (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such Party.

         SECTION 6.05. WITNESS SERVICES. At all times from and after the Distribution date, Parent and Spin Company shall use its reasonable efforts to make available to each other Party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its respective Group for fact finding, consultation or interviews and as witness to the extent that:

         (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting Party or any member of its respective Group may from time to time be involved; and

         (b) there is no conflict in the Action between the requesting Party or any member of its respective Group and the Party to which a request is made pursuant to this SECTION 6.05 or any member of such Party's Group. Except as otherwise agreed by the Parties, a Party providing witness services to any other Party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) and direct and indirect costs of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

         SECTION 6.06. RETENTION OF RECORDS. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each Party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including without limitation all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other Party all or portion of such information as it relates to members of the offering Party's Group and, if such offer is accepted in writing within ninety (90) days after receipt thereof, the offering Party shall promptly arrange for the delivery of such information (or copies thereof) to the accepting Party (at the expense of such accepting Party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering Party at any time thereafter.

         SECTION 6.07.  PRIVILEGED MATTERS.

         (a) PRIVILEGED INFORMATION. The Parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its reasonable efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including without limitation the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("PRIVILEGE" or "PRIVILEGES"). The Parties hereto shall use reasonable efforts not to waive, or permit any member of its Group over which it has legal or effect direct or indirect control to waive, any such Privilege that could be asserted unapplicable Law without the prior written consent of the other Parties. With respect to each Party, the rights and obligations created by this SECTION 6.07 shall apply to all information as to which a member of any Group did assert or, but for the Distribution, would have been entitled to assert the protection of a Privilege ("PRIVILEGED INFORMATION") including, but not limited to, any and all information that either:

                  (i) was generated or received prior to the Distribution Date but which, after the Distribution, is in the possession of a member of another Group; or

                  (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

         (b) PRODUCTION OF PRIVILEGED INFORMATION. Upon receipt by a Party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a Party or any member of its Group obtains knowledge that any current or former employee of such Party or any member of its Group has received any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it may have under this SECTION 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No Party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to, produce or disclose any information arguably covered by a Privilege under this SECTION 6.07 unless:

                  (i) the party has provided its express written consent to such production or disclosure; or

                  (ii) a court of competent jurisdiction has entered an order which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

         (c) NO WAIVER. The Parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the Parent Group or the Spin Company Group shall be made in reliance on the agreements of Parent and Spin Company, as set forth in SECTION 6.04 and SECTION
6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to SECTION 6.01 hereof, the access to information being granted pursuant to SECTION 6.02 hereof, the agreement to provide witnesses and individuals pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. INDEMNIFICATION BY PARENT. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Parent shall, to the fullest extent permitted by Law, indemnify, defend and hold harmless the Spin Company Indemnified Parties from and against any and all Indemnifiable Losses of the Spin Company Indemnified Parties arising out of, by reason of or otherwise in connection with either (i) the Parent Liabilities, or (ii) the breach by Parent of any provision of this Agreement or any Ancillary Agreement.

         SECTION 7.02. INDEMNIFICATION BY SPIN COMPANY. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Spin Company shall, to the fullest extent permitted by Law, indemnify, defend and hold harmless the Parent Indemnified Parties from and against any and all Indemnifiable Losses of the Parent Indemnified Parties arising out of, by reason of or otherwise in connection with either (i) the Spin Company Liabilities, or (ii) the breach by Spin Company of any provision of this Agreement or any Ancillary Agreement.

         SECTION 7.03.  LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

         (a) REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any Party (an "INDEMNIFYING PARTY") is or may be required to pay any other Person (an "INDEMNIFIED PARTY") pursuant to SECTION 7.01 or SECTION 7.02, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amount actually recovered from third parties by or on behalf of such Indemnified Party in respect of the related Indemnifiable Losses (except that nothing herein shall be construed as requiring any Indemnified Party in respect of any Spin Company Liability to file any claim for insurance). The existence of a claim by an Indemnified Party for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnified Party to the Indemnifying Party of the entire claim of the Indemnified Party for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnified Party shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

         SECTION 7.04. PROCEDURES FOR INDEMNIFICATION. Except as otherwise specifically provided in any Ancillary Agreement:

         (a) NOTICE OF THIRD PARTY CLAIMS. If a claim or demand is made against an Indemnified Party by any Person who is not a member of the Parent Group or Spin Company Group (a "THIRD PARTY CLAIM") as to which such Indemnified Party is entitled to indemnification pursuant to this Agreement, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen (15) business days) after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnified Party's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within fifteen (15) business days) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

         (b) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be reliable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnified Party shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnified Parties shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

                  (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnified Party for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages;

                  (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if, in the Indemnified Party's reasonable judgment, a conflict of interest between such Indemnified Party and such Indemnified Party exists in respect of such Third Party Claim; and

                  (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnified Party shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in such defense.

         (c) SETTLEMENT OF THIRD PARTY CLAIMS. Except as otherwise provided below in SECTION 7.07(c), or as otherwise specifically provided in any Ancillary Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then

                  (i) in no event will the Indemnified Party admit any liability with respect to, or settle compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided however, that the Indemnified Party shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnifying Party releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

                  (ii) the Indemnified Party will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Party provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge if the Indemnified Party agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnified Party settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within fifteen (15) business days following receipt of such notice to:

                  (i) approve and agree to pay the settlement,

                  (ii) approve the amount of the settlement, reserving the right to contest the Indemnified Party's right to indemnity pursuant to this Agreement,

                  (iii) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnified Party's prior expenditures in connection therewith), or

                  (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnified Party elects to proceed therewith.

In the event the Indemnifying Party does not respond to such written notice from the Indemnified Party within such fifteen (15) business-day period, the Indemnifying Party shall be deemed to have elected option (i).

         (e) OTHER CLAIMS. Any claim on account of an Indemnifiable Loss that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of fifteen (15) business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such fifteen (15) business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such fifteen
(15) business-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party under applicable Law or this Agreement.

         SECTION 7.05. INDEMNIFICATION PAYMENTS. Indemnification required by this ARTICLE VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

         SECTION 7.06. OTHER ADJUSTMENTS. In addition to any adjustments required pursuant to SECTION 7.04 hereof, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this ARTICLE VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Party to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

         SECTION 7.07. OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this ARTICLE VII shall:

         (a) also apply to any and all Third Party Claims that allege that any Indemnified Party is independently, directly, vicariously or jointly and severally liable to such Third Party;

         (b) to the extent permitted by applicable Law, apply even if the Indemnified Party is partially negligent or otherwise partially culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

         (c) be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

         SECTION 7.08. SURVIVAL OF INDEMNITIES. The obligations of Parent and Spin Company under this ARTICLE VII shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnifiable Party related to such assets, business or Liabilities.

         SECTION 7.9 REMEDIES CUMULATIVE. The remedies provided in this ARTICLE VII shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         SECTION 7.10. COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD PARTY CLAIMS.

         (a) IDENTIFICATION OF PARTY IN INTEREST. Any party to this Agreement that has responsibility for an Action of Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

         (b) DISPUTES REGARDING RESPONSIBILITY FOR ACTIONS AND THIRD PARTY CLAIMS. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Action of Third Party Claim, the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

                  (i) The parties in disagreement over the responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this ARTICLE VII. These statements shall be exchanged within five (5) days of a party putting another party on written notice that the other party is or may be responsible for the Action or Third Party Claim.

                  (ii) If within five (5) days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Action or Third Party Claim.

         (a) EFFECT OF FAILURE TO FOLLOW PROCEDURE. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by other provisions of this
ARTICLE VII.

         (b) EXCHANGE OF INFORMATION. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the Parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process, or self-evaluation privileges.

         SECTION 7.11. CONTRIBUTION. To the extent that any indemnification provided for under SECTION 7.01 OF SECTION 7.02 is unavailable to an Indemnified Party, then the Indemnifying Party under such Section, in lieu if indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter that in the Indemnifiable Losses or
(ii) if the allocation provided by the clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to on clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supercede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, the Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

         SECTION 8.02. ANCILLARY AGREEMENTS. Any applicable Ancillary Agreements are listed in EXHIBIT B attached hereto.

         SECTION 8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

         SECTION 8.05.  RESPONSIBILITY FOR EXPENSES.

         (a) EXPENSES INCURRED ON OR PRIOR TO DISTRIBUTION DATE. Subject to the provisions of SECTION 8.05 (C) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statements and the Distribution, and the consummation of the transactions contemplated hereby and thereby shall be charged to and paid for by Spin Company.

         (b) EXPENSES INCURRED OR ACCRUED AFTER DISTRIBUTION DATE. Subject to the provisions of SECTION 8.05(C) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, each Party shall bear its own costs and expenses first incurred or accrued after the Distribution Date.

         (c) ENVIRONMENTAL EXPENSES. Notwithstanding the provision of SECTION 8.05(A) and SECTION 8.05(B) above, expenses and other costs incurred in connection with compliance with any Environmental Laws applicable to the transactions contemplated hereby shall be paid by the Party that after the Distribution Date will, or that this Agreement contemplated will, own the assets or operate the business subject to such Environmental Laws.

         SECTION 8.06. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered, sent by facsimile, or by overnight courier and will be deemed given on the date on which the notice is received by such party at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

         If to Parent, at:                  [Parent Address]
                                            [Parent Address]
                                            [Parent Address]
                                            [Parent Fax]
                                            Attention:


         If to Spin Company, at:     Single Source Electronic Transactions, Inc.
                                     11242 Playa Court, Unit B
                                     Culver City, CA  90230
                                     Facsimile (310) 390-3406
                                     Attention:  President

         SECTION 8.07. WAIVERS. The failure of any Party hereto to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 8.08. AMENDMENTS. Subject to the terms of SECTION 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the Parties hereto.

         SECTION 8.09. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a Party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party hereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

         SECTION 8.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and permitted assigns.

         SECTION 8.11. TERMINATION. This Agreement may not be terminated except by an agreement in writing signed by the Parties hereto.

         SECTION 8.12. ATTORNEY FEES. A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other Parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled hereunder or otherwise.

         SECTION 8.13. TITLE AND HEADINGS. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 8.14. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         SECTION 8.15. GOVERNING LAW. All questions and/or disputes concerning the construction, validity and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by the internal laws, and not the law of conflicts, of the State of California. Each of the Parties to this Agreement hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of California and of the federal courts sitting in the County of Los Angeles, State of California.

         SECTION 8.18. SEVERABILITY. In the event any one or more of the provisions or part thereof contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.19. SUBSIDIARIES. Each of the Parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



Single Source Financial              SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
Services Corporation

BY:                                  BY:
ITS:                                 ITS: